UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(D) OF
THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): January 18, 2011

MusclePharm Corporation
(Exact Name of Registrant as Specified in its Charter)

Nevada	000-53166	77-0664193
(State or Other Jurisdiction of incorporation)	(Commission File No.)	(I.R.S. Employer Identification Number)

4721 Ironton Street
Denver, CO 80239
 (Address of Principal Executive Offices)

(800) 210-7369
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐        Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐        Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐        Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐        Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01               Entry into a Material Definitive Agreement.

On January 18, 2011 (the “Effective Date”), MusclePharm Corporation, a Nevada corporation (the “Company”) and The Cincinnati Reds LLC, a Delaware limited liability company (the “Reds), entered into a sponsorship agreement (the “Agreement”).  Commencing on the Effective Date and continuing for the entire 2011 Major League Baseball regular season, ending on or about September 30, 2011 (the “Term”), the Reds granted to the Company a limited, non-exclusive license and right to use all names, word marks, logos, uniform designs, mascots, images, colors and color combinations, trade dress, characters, symbols, designs, likenesses and/or visual representations owned, controlled, first used and/or applied for or registered with the United States Patent and Trademark Office by the Reds Hall of Fame and Museum (the “Reds License”).  Further, over the course of the Term, the Reds will cause ten Company radio commercial announcements to air on the Reds Radio Network.

In exchange for the Reds License, the Company granted to the Reds a limited, non-exclusive license and right to use all registered trademarks, service marks, trade names, logos, and all other trade names, service marks, trademarks and trade symbols, emblems, signs, slogans, trade dress, logos, colors, insignias and copyrights as the Company has adopted and designated for use in connection with its business.

The above description of the Agreement does not purport to be complete and is qualified in its entity by reference to such Agreement, which the Company has filed as Exhibit 10.1 to this Current Report on Form 8-K.

Item 9.01               Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description

10.1	Sponsorship Agreement, by and between MusclePharm Corporation and The Cincinnati Reds LLC, dated January 18, 2011.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MUSCLEPHARM CORPORATION

Date: January 24, 2011	By:	/s/ Brad Pyatt
Brad Pyatt
Chief Executive Officer